Exhibit 10.59

SECOND AMENDMENT OF PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT OF PURCHASE AND SALE AGREEMENT (this "Agreement") made as of July 31, 2003, by and between ROOSEVELT COMMONS LIMITED PARTNERSHIP, an Arizona partnership (hereinafter referred to as "Seller"), and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (hereinafter referred to as "Purchaser").

W I T N E S S E T H:

WHEREAS, pursuant to that certain Purchase and Sale Agreement (the "Purchase and Sale Agreement") between Purchaser and Seller effective as of June 16, 2003, Seller agreed to sell to Purchaser certain property (the "Property") located in Maricopa County, Arizona and being more particularly described on Exhibit A attached thereto and by this reference made a part hereof;

WHEREAS, pursuant to that certain Amendment of Purchase and Sale Agreement  between Purchaser and Seller effective as of July 16, 2003, Seller and  Purchaser amended the Purchase and Sale Agreement to, among other matters, establish a Closing Date of August 1, 2003;

WHEREAS, on the evening of July 29, 2003 the Property suffered certain storm damage (the “Storm Damage”);

WHEREAS, Purchaser and Seller desire to modify the Purchase and Sale Agreement to postpone the Closing and to set forth their respective obligations arising from the Storm Damage;

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Purchaser to Seller and by Seller to Purchaser upon the execution of this Agreement, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.

Definitions.  Any capitalized terms not otherwise defined herein shall have the meaning ascribed to such term as set forth in the Purchase and Sale Agreement.

2.

Amendments.  The Purchase and Sale Agreement is hereby amended and modified as set forth below:

(a)

Closing Date. The provisions of Section 7.1 of the Purchase and Sale Agreement are hereby amended to provide that the Closing Date shall be extended to a date two (2) business days following Seller’s delivery to Purchaser of written notice that the Storm Damage Repairs have been Substantially Completed (as hereinafter defined).

(b)

Closing Deliveries. The provisions of Section 7.2(a) of the Purchase and Sale Agreement are hereby amended to provide that Seller shall deliver to Purchaser at Closing an Assignment assigning to Purchaser, without recourse, the Repair Construction Agreement (as hereinafter defined), including, without limitation, any and all warranties received from Contractor thereunder. The provisions of Section 7.2(b) of the Purchase and Sale Agreement are hereby amended to provide that Purchaser shall deliver the Purchase Price to the Title Company in immediately available funds no later than 5:00 p.m. (Illinois time) on the business day preceding the Closing.  Any interest earned on such funds prior to the Closing shall be paid to Purchaser.

(c)

Damage to the Property. Notwithstanding the provisions of the Section 5.2(c) of the Purchase and Sale Agreement to the contrary, the provisions of this Agreement shall govern the rights of the parties in the event the cost of repair of the Storm Damage is less than $100,000.  In the event the cost of repair of the Storm Damage exceeds $100,000 then the provision of Sections 5.2(a) and 5.2(b), as modified by this Agreement, shall govern the rights and duties of Purchaser and Seller with respect to the Storm Damage.

3.

Repair Cost Estimate. On or before August 4, 2003 Seller shall obtain a written assessment of the cost to repair the Storm Damage from Jokake Construction (“Contractor”) together with the estimated cost of completing such repair and the estimated date for completion of such repairs (the “Estimated Completion Date”).  The estimated cost of completing such repair and the Estimated Completion Date shall also be provided to Purchaser by Contractor at the same time as it is provided to Seller. In the event the estimated cost of completing the storm damage repairs exceeds $100,000 then the rights of the parties shall be governed by the provisions of Section 5.2(a) and Section 5.2(b) of the Purchase and Sale Agreement.

4.

Prosecution of Repairs. In the event the cost of repair is less than $100,000, or if in excess of that amount, neither party elects to terminate the Purchase Agreement in accordance with the provisions of Section 5.2(a) and 5.2(b) of the Purchase and Sale Agreement, then Seller shall employ Contractor to repair the Storm Damage. Seller’s agreement with Contractor shall be incorporated into an agreement utilizing AIA Form 107, with such modifications as Seller deems appropriate, or a similar form (the “Repair Construction Agreement”). Seller shall provide the Repair Construction Contract, together with any plans or descriptions of the scope of the work associated with the repair of the Storm Damage, to Purchaser for its review and approval (such approval not to be unreasonably withheld) prior to executing such Repair Construction Contract with Contractor. Seller shall use reasonable efforts to have Contractor complete repair of the Storm Damage on or before the Estimated Completion Date. Upon reasonable advance notice to Seller, Purchaser shall be entitled to periodically inspect the status of the performance of the repairs. At such time as the repair of the Storm Damage is Substantially Completed, Seller shall so notify Purchaser in writing and shall provide Purchaser with reasonable evidence that repair of the Storm Damage has been Substantially Completed. As used herein, “Substantially Completed” shall mean: (a) Contractor has certified substantial completion by execution of AIA Form G704 or a substantially similar certification; (b) Seller shall have obtained final lien releases from Contractor and any subcontractors employed to repair the Storm Damage, and (c) Seller shall have obtained from Contractor or Seller the signed off building permit or its equivalent from the appropriate governmental authorities having jurisdiction over the repair of the Storm Damage.

5.

Indemnification. Seller hereby agrees to indemnify, defend, and hold Purchaser free and harmless from and against any and all liabilities (including reasonable attorneys’ fees, expenses and disbursements) arising out of or resulting from any claim by any party, including, without limitation, Purchaser, any third parties or any tenant of the Property provided that such indemnification shall be limited to damages arising solely from the Storm Damage or the acts of Seller in repairing the Storm Damage and provided further that this indemnification shall not extend to any matters within the scope of the warranty provided by Contractor.  Any claim made that is based in whole on acts or omissions of Purchaser after the date of Closing shall not be subject to this indemnification. Any claim made that is based in part on acts or omissions of Purchaser after the date of Closing and in part on the Storm Damage shall be subject to this indemnification; provided that the cost of settling such claim shall be shared between Seller and Purchaser in accordance with the relative fault of the parties in causing such a claim. In the event Purchaser receives or makes a claim which Purchaser believes falls within the scope of this indemnity, Purchaser shall notify Seller of such claim, in writing, within five (5) business days of Purchaser’s receipt or discovery of such claim. Seller shall be, and hereby is, authorized to negotiate directly with any claimants for resolution of any claims; provided that Purchaser shall approve (such approval not to be unreasonably withheld) any settlement made with such party(ies); and further provided that no such settlement shall affect the terms and conditions of any lease of the Property.  The foregoing indemnity shall survive the Closing (and not be merged therein) but shall terminate on July 30, 2005 other than with respect to claims made in writing to Seller prior to that date.

6.

Counterparts.  This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereto may execute this Agreement by signing any such counterpart.

7.

Expiration.  This Agreement shall expire and there shall be no modification of the Purchase and Sale Agreement unless this Agreement is executed by the parties on or before August 1, 2003.

(Signature pages follow)

IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed by persons duly authorized thereunto as of the day and year first above written.

SELLER:

ROOSEVELT COMMONS LIMITED PARTNERSHIP

an Arizona limited partnership

By:

Roosevelt Commons Jack, L.L.C.,

a Delaware limited liability company

By:

AmberJack, Ltd., an Arizona corporation

By: /s/ John R. Higgins

Name:

John R. Higgins

Title: Vice President

By:  /s/ Robert B. O'Dell

Name:

Robert B. O'Dell

Title: Assistant Secretary

PURCHASER:

BEDFORD PROPERTY INVESTORS, INC.,

a Maryland corporation

By:________________________________

Name:______________________________

Its:_________________________________

EXHIBIT A

TO SECOND AMENDMENT TO

PURCHASE AND SALE AGREEMENT

LAND

Common Address:

530 West Almeda Drive, Tempe, Arizona

2611, 2625 and 2631 South Roosevelt Street, Tempe Arizona

Permanent Index No.:

Legal Description:

Lots 17 and 18, of BROADWAY INDUSTRIAL PARK UNIT 6, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 236 of Maps, Page 20;

EXCEPT that portion thereof lying below a depth of 500 feet, measured vertically, from the contour of the surface of said property, as disclosed in 85-097785 of Official Records.